Exhibit 77(c)

RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS

An Annual Meeting of Shareholders of the Fund was held on May 1, 2014 at 11 Hanover Square, New York, New York, the Fund’s principal executive offices, for the following purposes:

1.	To re-elect James E. Hunt to the Board of Trustees of the Fund as Class III Trustee to serve until 2017 or until his successor is elected and qualifies.

James E. Hunt
Votes For	Votes Withheld
4,921,884	496,959

2.
To approve amendments to the Fund's Amended and Restated Agreement and Declaration of Trust (the "Declaration") to change the definition of a "Five Percent Shareholder" and authorize the Board of trustees to modify or interpret the definitions of any terms or conditions set forth in the share ownership and transfer limitation provisions in the Declaration, subject to certain conditions.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,089,193	1,379,532	163,577	786,640

3.	To approve cahnges to the Fund's fundamental investment objectives, policies, and restrictions to:

a.	Change the Fund's investment objectives from fundamental to non-fundamental.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,089,193	1,381,878	182,104	786,640

b.	Change the Fund from diversified to non-diversified.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,829,917	632,746	169,639	786,640

c.	Remove the fundamental policy relating to investments in companies for the purpose of exercising control of management.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,949,571	549,154	136,972	786,640

d.	Revise the fundamental policy relating to real estate.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,930,062	565,269	136,972	786,640

e.	Revise the fundamental policy relating to short sale securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,930,062	591,277	142,084	786,640

f.	Revise the fundamental policy relating to commodities.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,905,308	584,014	142,980	786,640

g.	Revise the fundamental policy relating to lending.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,917,032	584,014	142,980	786,640

h.	Revise the fundamental policy relating to underwriting.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,944,096	561,880	153,249	786,640

i.	Revise the fundamental policy relating to industry concentration.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
3,925,527	561,880	144,896	786,640